Exhibit 10.1

EXECUTION COPY

DIMON Incorporated

$315,000,000 11% Senior Notes due 2012

$100,000,000 12 3/4% Senior Subordinated Notes due 2012

PURCHASE AGREEMENT

May 10, 2005

Wachovia Capital Markets, LLC

Deutsche Bank Securities Inc.

ING Bank N.V., London Branch

c/o Wachovia Capital Markets, LLC

One Wachovia Center

301 South College Street

Charlotte, North Carolina 28288-0604

Ladies and Gentlemen:

1. Notes. DIMON Incorporated, a Virginia corporation (the “Company”), proposes to issue and sell to the several Initial Purchasers named in Schedule I (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule I of (i) $315,000,000 11% Senior Notes due 2012 (the “Senior Notes”) and (ii) $100,000,000 12 3/4% Senior Subordinated Notes due 2015 (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Notes”). Wachovia Capital Markets, LLC, Deutsche Bank Securities Inc. and ING Bank N.V., London Branch have agreed to act as the several Initial Purchasers in connection with the offering and sale of the Notes.

The Senior Notes will be issued pursuant to an indenture, to be dated as of May 13, 2005 (the “Senior Notes Indenture”), between the Company, as issuer, Law Debenture Trust Company of New York, as trustee (in such capacity, the “Senior Notes Trustee”), and Deutsche Bank Trust Company Americas, as paying agent and registrar. The Senior Subordinated Notes will be issued pursuant to an indenture, to be dated as of May 13, 2005 (the “Senior Subordinated Notes Indenture” and, together with the Senior Notes Indentures, the “Indentures”), between the Company, as issuer, Law Debenture Trust Company of New York, as trustee (in such capacity, the “Senior Subordinated Notes Trustee”), and Deutsche Bank Trust Company Americas, as paying agent and registrar. Any references herein to a “Trustee” means the Senior Notes Trustee or the Senior Subordinated Notes Trustee, as the context may require. Notes issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a DTC Agreement, to be dated as of the Closing Date

(as defined in Section 3) (the “DTC Agreement”), among the Company, the Trustee and the Depositary. The sale of the Notes to the Initial Purchasers will be made without registration of the Notes under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon certain exemptions from the registration requirements of the Securities Act. This Agreement, the registration rights agreement, to be dated as of the Closing Date, between the Initial Purchasers and the Company (the “Registration Rights Agreement”), the Notes and the Indentures are hereinafter collectively referred to as the “Offering Documents” and the transactions contemplated herein and therein in connection with the issuance of the Notes on the Closing Date are hereinafter referred to as the “Offering.”

In connection with (i) the sale of the Notes, the Company has prepared a final offering memorandum, dated as of May 10, 2005, and (ii) the sale of the Senior Subordinated Notes, the Company has prepared a final offering memorandum supplement, dated as of May 10, 2005 (the final offering memorandum and the final offering memorandum supplement are collectively referred to hereafter as the “Final Memorandum”). The Final Memorandum sets forth certain information concerning the Company, the Offering Documents and the Offering. The Company hereby confirms that it has authorized the use of the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum as of the date hereof (the “Execution Date”) and are not meant to include any amendment or supplement, or any information or documents incorporated by reference therein, in each case, subsequent to the Execution Date.

As more fully described in the Final Memorandum, the Offering is being undertaken in connection with the merger (the “Merger”) of Standard Commercial Corporation, a North Carolina corporation (“Standard”), with and into the Company, pursuant to an Agreement and Plan of Reorganization dated as of November 7, 2004 (the “Merger Agreement”) between the Company and Standard, whereby the Company shall be the surviving corporation and renamed Alliance One International, Inc., and shall be a corporation organized under the laws of the Commonwealth of Virginia. The Merger is subject to the approval of the shareholders of the Company and Standard, respectively.

In addition, (a) the Company has commenced a cash tender offer (the “DIMON Tender Offer”) to purchase any and all of its outstanding (i) $200.0 million aggregate principal amount of 9 5/8% Senior Notes due 2011 and (ii) $125.0 million aggregate principal amount of 7 3/4% Senior Notes due 2013 and (b) Standard has commenced a cash tender offer to purchase any and all of its outstanding 8% Senior Notes due 2012, Series B (the “Standard Tender Offer” and, together with the DIMON Tender Offer, the “Tender Offers”). The Company intends to finance the Tender Offers with a portion of the proceeds from the Offering as more fully described in the Final Memorandum.

Concurrently with the closing of the Offering and the Merger, respectively, the Company will also enter into a $650,000,000 senior secured credit facility (the “New Credit Facility”) with Wachovia Capital Markets, LLC and ING Bank, N.V., as joint lead arrangers, Wachovia Bank, National Association, as administrative agent, ING Bank N.V., as syndication agent, Deutsche Bank AG, as documentation agent, and the other lenders party thereto from time to time.

The Offering Documents, the Merger Agreement and the New Credit Facility are hereinafter referred to collectively as the “Transaction Documents.”

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Initial Purchasers as set forth in this Section 3. Each representation and warranty in this Section 3 as it relates to Standard shall be deemed made to the Company’s knowledge, after reasonably due inquiry consistent with the due diligence procedures typically undertaken in a merger of similarly situated companies, and including but not limited to the obtaining of representations and warranties of Standard contained in the Merger Agreement.

(a) The Final Memorandum, at the date hereof, does not and at the Closing Date will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Final Memorandum (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Initial Purchasers specifically for inclusion therein.

(b) Each of the Company, Standard and the respective direct and indirect subsidiaries of either thereof has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except in such jurisdictions in which the failure to be in such good standing or to so qualify, in the aggregate, would not have a Material Adverse Effect. “Material Adverse Effect” shall mean a material adverse effect on (i) the business, operations, properties, assets, liabilities, net worth, condition (financial or otherwise) or prospects of the Company and each of its subsidiaries, taken as a whole, or Standard and each of its subsidiaries, taken as a whole, as the case may be, or (ii) the ability of the Company to perform any of its obligations under the Transaction Documents or the ability of Standard to perform its obligations under the Merger Agreement.

(c) The Company, Standard and each of their direct and indirect subsidiaries have full power (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Final Memorandum except, in the case of the Company’s or Standard’s direct and indirect subsidiaries, where the failure to have such power would not have a Material Adverse Effect, and the Company has full power (corporate and other) to enter into the Transaction Documents and to carry out all the terms and provisions hereof and thereof to be carried out by it and Standard has full power (corporate and other) to enter into the Merger Agreement and to carry out all the terms and provisions thereof to be carried out by it.

(d) The Company has an authorized, issued and outstanding capitalization as set forth in the Final Memorandum. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

(e) Except as would not have a Material Adverse Effect, the issued shares of capital stock of each of the Company’s and Standard’s direct and indirect subsidiaries (i) have been duly authorized and validly issued, are fully paid and nonassessable and (ii) except as otherwise set forth in the Final Memorandum, are owned of record and beneficially by the Company or Standard, as the case may be, either directly or through wholly owned subsidiaries, free and clear of any pledge, lien, encumbrance, security interest, restriction on voting or transfer, preemptive rights or other defect in title or any claim of any third party.

(f) No direct or indirect subsidiary of the Company or Standard is prohibited, directly or indirectly, from paying any dividends to the Company or Standard, as the case may be, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or Standard, as the case may be, any loans or advances to such subsidiary from the Company or Standard, as the case may be, or from transferring any of such subsidiary’s property or assets to the Company or Standard, as the case may be, or any other subsidiary of the Company or Standard, as the case may be, except as provided by applicable laws or regulations and as described in the Final Memorandum.

(g) Except as described in the Final Memorandum, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(h) Ernst & Young LLP, who has certified certain financial statements of the Company and delivered its report with respect to the audited consolidated financial statements and schedules in, or incorporated by reference into, the Final Memorandum, is and was, to the Company’s knowledge, independent public accountants within the meaning of the Securities Act and the applicable rules and regulations thereunder.

(i) The consolidated financial statements (including the notes thereto) and schedules of each of the Company and Standard and their respective consolidated subsidiaries included in, or incorporated by reference into, the Final Memorandum fairly present the financial position of each of the Company and Standard, as the case may be, and their respective consolidated subsidiaries and the results of operations as of the dates and for the periods specified therein; since the date of the latest of such financial statements, there has been no change nor any development or event involving a prospective change which has had or could reasonably be expected to have a Material Adverse Effect; such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise expressly noted in the notes thereto or elsewhere therein); the summary or selected financial information included in, or incorporated by reference into, the Final Memorandum has been fairly extracted from the financial statements of the Company and Standard, as the case may be, and fairly presents, on the basis stated therein, the information included therein; and the pro forma financial information included under the captions “Offering Memorandum Summary—Summary Unaudited Condensed Combined Pro Forma Financial Information” and “Unaudited Condensed Combined Pro Forma Financial Data” and elsewhere in the Final Memorandum present fairly the information contained therein, have been prepared in accordance with the rules and guidelines of the Securities and Exchange Commission (the “Commission”) with respect to pro forma financial statements, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein have been properly applied to give effect to the transactions and circumstances referred to therein.

(j) Subsequent to the respective dates as of which information is given in the Final Memorandum, (i) none of the Company and Standard and the respective direct and indirect subsidiaries of either have incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) neither the Company nor Standard has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than the normal quarterly dividend of the Company or Standard, as the case may be; and (iii) there has not been any adverse material change in the capital stock, short-term debt or long-term debt of the Company or Standard and the respective direct and indirect subsidiaries of either, except in each case as described in or contemplated by the Final Memorandum.

(k) The Company and its direct and indirect subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(l) Each of the Offering Documents (other than the Notes) and the New Credit Facility have been duly authorized by all necessary corporate action of the Company, and the Offering Documents (other than the Notes) and the New Credit Facility, when duly executed and delivered by the Company and, as the case may be, by the Trustee, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to general equity principles and to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect, and except as rights to indemnity and contribution may be limited by federal or state securities laws.

(m) The Notes have been duly authorized by all necessary corporate action for issuance and sale pursuant to this Agreement and, when executed, authenticated, issued and delivered in the manner provided for in the applicable Indenture and sold and paid for as provided in this Agreement, the Notes will constitute legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture and enforceable against the Company in accordance with their terms and the terms of the applicable Indenture, subject, as to the enforcement of remedies, to general equity principles and to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors rights generally from time to time in effect. The exchange notes to be issued pursuant to the Indentures and the Registration Rights Agreement have been duly authorized by the Company, and when the exchange notes have been duly executed and delivered by the Company and duly authenticated by the Trustee, all in accordance with the terms of the applicable Indenture, the exchange notes will constitute legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture and enforceable against the Company in accordance with their terms and the terms of the applicable Indenture, subject, as to the enforcement of remedies, to general equity principles and to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors rights generally from time to time in effect.

(n) The issuance, offering and sale of the Notes to the Initial Purchasers by the Company pursuant to this Agreement and the compliance by the Company with the other provisions of the Transaction Documents herein and therein set forth do not (i) require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company or its subsidiaries, or (ii) conflict with, result in a breach or violation of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its direct or indirect significant subsidiaries, as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act (“Subsidiaries”), is a party or by which the Company or any of such Subsidiaries or any of their respective properties is bound, or with the charter or by-laws of the Company or any of such Subsidiaries, or any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to the Company or any such Subsidiaries in each case except as described in the Final Memorandum.

(o) No legal or governmental proceedings or investigations are pending to which the Company or Standard or any of their respective direct and indirect subsidiaries is a party or to which the property of the Company or Standard or any of such subsidiaries is subject that are not described in the Final Memorandum, and no such proceedings or investigations have been threatened against the Company, Standard and any of such subsidiaries or with respect to any of their respective properties, except in each case, for such proceedings or investigations that, if the subject of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, result in a Material Adverse Effect.

(p) No relationship, direct or indirect, exists between or among the Company or Standard, or any of their respective direct or indirect subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or Standard, or any of their subsidiaries on the other hand, that relates to the transactions contemplated by this Agreement and that would be required by the Securities Act to be described in a prospectus were the Notes being issued and sold in a public offering, that is not described in the Final Memorandum.

(q) None of the Company, Standard or any of the direct and indirect Subsidiaries of the Company or Standard is now or, after giving effect to the issuance of the Notes and the execution, delivery and performance of the other Transaction Documents and the consummation of the transactions contemplated thereby, will be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated businesses or (iii) incurring debts or other obligations beyond its ability to pay such debts or obligations as they become due.

(r) Neither the Company nor Standard has distributed and, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Notes, will distribute any offering material in connection with the offering and sale of the Notes other than the Final Memorandum or any amendment thereto or any amendment or supplement thereto.

(s) Subsequent to the date as of which information is given in the Final Memorandum, none of the Company, Standard or any of their respective subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding and there has not been any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, except in each case as described in or contemplated by the Final Memorandum.

(t) Each of the Company, Standard and the respective direct and indirect subsidiaries of either has good and marketable title in fee simple to all items of real property and marketable title to all personal property owned by each of them, in each case, except as set forth in the Final Memorandum, free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company, Standard or such subsidiaries, and any real property and buildings held by the Company, Standard or such subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company, Standard or such subsidiaries.

(u) ERISA:

(i) Definitions:

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated and the rulings issued thereunder.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate,” means each trade or business (whether or not incorporated) that together with the Company or Standard, as the case may be, would be treated as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

“ERISA Event” means (i) the occurrence of a “reportable event” described in Section 4043 of ERISA (other than a “reportable event” not subject to the provision for 30-day notice), or (ii) the provision or filing of a notice of intent to terminate a Plan (other than in a standard termination within the meaning of Section 4041 of ERISA) or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA, or (iii) the institution of proceedings to terminate a Plan by the PBGC, or (iv) the existence of any “accumulated funding deficiency” or “liquidity shortfall” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, or the filing of an application pursuant to Section 412(e) of the Code or Section 304 of ERISA for any extension of an amortization period, or (v) the receipt of notice by the Company, Standard or any ERISA Affiliate that any Multiemployer Plan may be terminated, partitioned or reorganized or that any Multiple Employer Plan may be terminated, or (vi) the occurrence of any transaction which might reasonably be expected to constitute grounds for the imposition of liability under Section 4069 of ERISA.

“ERISA Plan” means any employee benefit plan (as defined in ERISA) maintained or contributed to by the Company, Standard or any of its ERISA Affiliates.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“Multiple Employer Plan” means an employee benefit plan described in Section 4063 of ERISA.

“Plan” means an ERISA Plan, other than a Multiemployer Plan, with respect to which the Company or Standard, as the case may be, or any of their respective ERISA Affiliates could be subject to any liability under Title IV or Section 302 of ERISA or Section 412 of the Code.

“Underfunding” means, with respect to any Plan, the excess, if any, of the “projected benefit obligations” (within the meaning of Statement of Financial Accounting Standards 87) under such Plan (determined using the actuarial assumptions used for purposes of calculating funding requirements in the most recent actuarial report for such plan) over the fair market value of the assets held under the Plan.

(ii) Except as disclosed or incorporated by reference in the Final Memorandum, no ERISA Event has occurred, is planned or is reasonably expected to occur and no condition or event currently exists or currently is expected to occur that could result in any such ERISA Event and no Underfunding exists with respect to any Plan.

(iii) None of the Company, Standard nor any of the respective ERISA Affiliates has incurred unsatisfied liabilities in connection with withdrawals from Multiemployer Plans and Multiple Employer Plans. None of the Company, Standard or the respective ERISA Affiliates of either contributes to or has any obligation to contribute to any Multiemployer Plans and Multiple Employer Plans. Neither the Company, Standard nor any of the respective ERISA Affiliates of either has incurred, and no condition or set of circumstances currently exists under which the Company, Standard or any of the respective ERISA Affiliates of either can reasonably be expected to incur, any liability to, under or with respect to any ERISA Plan, except for liabilities for benefit claims and funding obligations payable in the ordinary course and except where any non-compliance or any liabilities would not have a Material Adverse Effect.

(iv) The Company, Standard and their direct and indirect subsidiaries have complied with the requirements of ERISA and the Code applicable to Plans and each Plan maintained by any such entity which is intended to be tax-qualified is so qualified, except where such non-compliance would not have a Material Adverse Effect.

(v) No labor dispute with the employees of the Company or Standard and any of their respective direct and indirect subsidiaries exists or is threatened or imminent which could result in a Material Adverse Effect.

(v) The Company, Standard and their respective direct and indirect subsidiaries own or otherwise possess the right to use all patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other proprietary rights and confidential information used in the conduct of their respective businesses as currently conducted; and none of the Company, Standard or any of the respective direct or indirect subsidiaries of either has received any notice, or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(w) Each of the Company, Standard and the respective direct and indirect subsidiaries of either is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are prudent and customary in the businesses in which they are engaged; none of the Company, Standard or any such subsidiary has been refused any insurance coverage sought or applied for, except where the failure to have such insurance would not have a Material Adverse Effect; and none of the Company, Standard or any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(x) Each of the Company, Standard and the respective direct and indirect subsidiaries of either possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its respective businesses, except where the failure to have such would not result in a Material Adverse Effect, and none of the Company, Standard or any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(y) Environmental Matters:

(i) Each of the Company, Standard and the respective direct and indirect subsidiaries of either is and have been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements (“Legal Requirements”) relating to human health and safety, pollution, management, disposal or release of any chemical substance, product or waste, and protection, cleanup, remediation or corrective action relating to the environment or natural resources (“Environmental Law”);

(ii) Each of the Company, Standard and the respective direct and indirect subsidiaries of either has obtained and is in compliance with the conditions of all permits, authorizations, licenses, approvals, and variances necessary under any Environmental Law for the continued conduct in the manner now conducted of the business of the Company and each of such subsidiaries (“Environmental Permits”);

(iii) There are no past or present conditions or circumstances, including but not limited to pending changes in any Environmental Law or Environmental Permit, that are likely to interfere with the conduct of the business of any of the Company, Standard and the respective direct and indirect subsidiaries of either in the manner now conducted or which would interfere with compliance with any Environmental Law or Environmental Permit; and

(iv) There are no past or present conditions or circumstances at, or arising out of, the business, assets and properties of any of the Company, Standard and the respective direct and indirect subsidiaries of either or any formerly leased, operated or owned businesses, assets or properties of any of the Company, Standard and such subsidiaries, including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, which may give rise to (A) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law, (B) claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources, (C) liabilities or obligations incurred to the Company or Standard or the respective direct and indirect subsidiaries of either to comply with any Environmental Law, or (D) fines or penalties arising under any Environmental Law;

except for any noncompliance or conditions or circumstances that, singly or in the aggregate, would not result in a Material Adverse Effect.

(z) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which any of the Company, Standard and the respective direct and indirect subsidiaries of either is a party or by which any of the Company, Standard and such subsidiaries or any of their respective properties is bound which would have a Material Adverse Effect.

(aa) Each of the Company, Standard and the respective direct and indirect subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof and have paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which the Company or Standard, as the case may be, retains adequate reserves.

(bb) Neither the Company nor Standard is, nor after giving effect to the Offering and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum will be, an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(cc) None of the Company, Standard, or any of the respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) of either, or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

(dd) None of the Company, Standard, or any of the respective Affiliates of either, or any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes in the United States.

(ee) None of the Company, Standard, or any of the respective Affiliates of either, or any person acting on its or their behalf (other than the Initial Purchasers and their agents, as to which the Company makes no representation or warranty) has engaged in any directed selling efforts with respect to the Notes, and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

(ff) None of the Company, Standard, or any of the respective Affiliates of either has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes; nor has any of the Company, Standard or any Affiliate of the Company or Standard paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

(gg) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

(hh) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 4 hereof and compliance by the Initial Purchasers with the procedures set forth in Section 4 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement and the Final Memorandum to register any of the Notes under the Securities Act or to qualify the Indentures under the Trust Indenture Act.

(ii) The Merger Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of each of the Company and Standard and is enforceable against each of the Company and Standard in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles. To the knowledge of the Company, Standard is not in breach of its representations, warranties, or covenants contained in the Merger Agreement.

(jj) Each of the Company, Standard and the respective subsidiaries of either is in compliance with all laws, ordinances, regulations and orders applicable to the Company, Standard and the respective subsidiaries of either and its businesses, except for such noncompliance as would not have a Material Adverse Effect, and none of the Company, Standard or any such subsidiary has received any notice to the contrary; and each of the

Company, Standard and the respective subsidiaries of either possesses and is in compliance with the terms of all certificates, authorizations, permits, licenses, approvals, orders and franchises (collectively, “Licenses”) necessary to conduct its businesses as currently operated in the manner described in the Memorandum and all such Licenses are in full force and effect, except where the failure to be in compliance with such laws, ordinances, regulations and orders or to so comply or possess such Licenses would not have a Material Adverse Effect. No proceeding has been instituted or, to the Company’s knowledge, is threatened or contemplated to terminate, withdraw or cancel or to modify or restrict the scope of such Licenses in any way that would result in a Material Adverse Effect.

(kk) The Offering (including, without limitation, the use of proceeds from the sale of the Notes) will not violate or result in a violation of Section 7 of the Exchange Act or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(ll) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Notes.

(mm) Except as described in the Final Memorandum, no proceedings for the merger, consolidation, liquidation or dissolution of the Company, Standard or the sale of all or a material part of the assets of the Company, Standard or any material acquisition by the Company or Standard are pending.

(nn) The books and records of Standard and its subsidiaries have been, and are being, maintained in accordance with generally accepted accounting principles and other applicable legal and accounting requirements, including but not limited to Section 13(b)(2) of the Exchange Act.

Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or their counsel shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

3. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell $315,000,000 aggregate principal amount of Senior Notes and $100,000,000 aggregate principal amount of Senior Subordinated Notes, and the Initial Purchasers, severally and not jointly, agree to purchase from the Company Notes at a purchase price equal to, respectively, 98.00% of the principal amount of the Senior Notes, and 87.75% of the principal amount of the Senior Subordinated Notes in such amounts as set forth in Schedule I hereto. Certificates in definitive form as instructed by the Initial Purchasers for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers for the account of each Initial Purchaser, against payment by or on behalf of such Initial Purchaser of the purchase price therefor by wire transfer in same-day funds (the “Wired Funds”) to the account of the Company. Such delivery of and payment for the Notes shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York at 10:00 A.M., New York time, on May 13, 2005, or at such other place, time or date as the Initial Purchasers and the Company may agree upon or as the Initial Purchasers may determine pursuant to Section 11 hereof, such time and date of delivery against payment being herein referred to as the “Closing Date”. The Company will make such certificates for each of the Notes available for checking and packaging by the Initial Purchasers at the offices in New York, New York of Shearman & Sterling LLP (“Counsel for the Initial Purchasers”) at least 24 hours prior to the Closing Date.

4. Offering of the Notes and the Initial Purchasers’ Representations and Warranties. The Initial Purchasers each represents and warrants to and agrees with the Company that:

(a) It has not offered or sold, and it will not offer or sell, any Notes except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) (“QIBs”) in transactions meeting the requirements of Rule 144A, (ii) to other institutional “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) who provide to it and to the Company a letter in substantially the form of Exhibit A hereto or (iii) in accordance with the restrictions set forth in Exhibit B hereto. In connection with each sale pursuant to clause (i) above, the Initial Purchasers have taken or will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance upon Rule 144A.

(b) It is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).

(c) Neither it nor any person acting on its behalf has made or will make offers or sales of the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D).

5. Covenants of the Company. The Company covenants and agrees with the Initial Purchasers that:

(a) The Company will furnish to the Initial Purchasers as soon as reasonably possible, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering of the Notes and will reimburse the Initial Purchasers for payment of the required PORTAL (as defined below) filing fee.

(b) The Company will not amend or supplement the Final Memorandum prior to the completion of the distribution of the Notes by the Initial Purchasers, without the prior consent of the Initial Purchasers.

(c) If at any time prior to the completion of the sale of the Notes by the Initial Purchasers, any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final

Memorandum to comply with applicable law, the Company will promptly (i) notify the Initial Purchasers of the same; (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare and provide to the Initial Purchasers pursuant to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as may be reasonably requested.

(d) The Company will cooperate with the Initial Purchasers and their counsel in connection with (i) the qualification of the Notes for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and (ii) the maintenance of such qualifications for so long as required for the sale of the Notes by the Initial Purchasers; provided, however, that the Company will not be required to qualify to do business in any jurisdiction in which it is not then so qualified, to file any general consent to service of process or to take any other action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject. The Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e) At any time until Wachovia Capital Markets, LLC has completed the distribution, the Company, whenever it or any of its subsidiaries publishes or makes available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that would reasonably be expected to be material in the context of the issue of the Notes under this Agreement, shall promptly notify the Initial Purchasers as to the nature of such information or event; provided that Wachovia Capital Markets, LLC will notify the Company in writing if the distribution is not completed by the Closing Date and if such notice is given, will notify the Company in writing when such distribution is complete. For a period of three years from the date hereof, the Company will (i) notify the Initial Purchasers of (A) any decrease in the rating of the Notes or any other debt securities of the Company by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act) or (B) any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, as soon as the Company becomes aware of any such decrease or notice, and (ii) deliver to the Initial Purchasers, as soon as available and without request, copies of its yearly and quarterly filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(f) The Company will not, and will not permit any of its Affiliates to, resell any of the Notes that have been acquired by any of them, other than pursuant to an effective registration statement under the Securities Act or in accordance with Rule 144 under the Securities Act.

(g) Except as contemplated in the Registration Rights Agreement, none of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their Affiliates, as to whom the Company expresses no opinion) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

(h) None of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of its Affiliates, as to whom the Company expresses no opinion) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes.

(i) So long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, at any time that the Company is not then subject to Section 13 or 15(d) of the Exchange Act, the Company will provide at its expense to each holder of the Notes and to each prospective purchaser (as designated by such holder) of the Notes, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders from time to time, of the Notes.

(j) In connection with the Initial Purchasers’ request to do so, the Company will use its commercially reasonable efforts to cooperate in causing the Notes to be designated Private Offerings, Resales and Trading through Automated Linkages (“PORTAL”) market securities in accordance with the rules and regulations adopted by the National Association of Notes Dealers, Inc. relating to trading in PORTAL and will use commercially reasonable efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(k) The Company will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Final Memorandum.

(l) Neither the Company nor any of its Affiliates (as defined in Regulation D) will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(m) The Company and its subsidiaries will conduct its or their operations in a manner that will not subject the Company or any of its subsidiaries to registration as an investment company under the Investment Company Act.

(n) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or its agents, as to which the Company makes no covenant) will engage in any directed selling efforts with respect to the Notes, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given them by Regulation S.

(o) Each Note will bear a legend substantially to the following effect until such legend shall no longer be necessary or advisable because such Notes are no longer subject to the restrictions on transfer described therein:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN

APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT:

(A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY

(i) (a) FOR SO LONG AS THE SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (c) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL, IF THE ISSUER SO REQUESTS),

(ii) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, OR

(iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT

AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.”

(p) The Company will not, directly or indirectly, offer, sell contract to sell or otherwise dispose of any debt securities of the Company or options or rights to purchase debt securities of the Company substantially similar to the Notes (other than the Notes offered pursuant to this Agreement) for a period of 180 days after the date hereof, without the prior written consent of the Initial Purchasers. For the avoidance of doubt, this paragraph (p) shall not prohibit the Company or its subsidiaries from renewing or drawing under seasonal local operating lines, including any such lines that may be syndicated, and other ordinary course borrowings at the local level to the extent permitted by the Indentures.

(q) At any time prior to the completion of the distribution of the Notes by the Initial Purchasers, the Company will deliver to the Initial Purchasers such additional information concerning the business and financial condition of the Company as the Initial Purchasers may from time to time reasonably request and shall, to the utmost extent practicable, notify the Initial Purchasers prior to publishing or announcing (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that would reasonably be expected to be material to an investor or prospective purchaser of the Notes; provided that Wachovia Capital Markets, LLC will notify the Company in writing if the distribution is not completed by the Closing Date and if such notice is given, will notify the Company in writing when such distribution is complete. The Company will likewise notify the Initial Purchasers of (i) any decrease in the rating of the Notes or any other debt securities of the Company by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act) or (ii) any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes, as soon as the Company becomes aware of any such decrease, notice or public announcement.

6. Expenses. The Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 10 hereof, including, without limitation, all costs and expenses incident to (i) the printing or other production of documents with respect to the transactions, including any costs of printing any preliminary offering memorandum, the Final Memorandum and any amendment or supplement thereto, this Agreement and any blue sky memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants, the Trustees, transfer agents, depository and registrar, and any other experts or advisors retained by the Company, (iv) preparation, issuance and delivery to the Initial Purchasers of any certificates evidencing the Notes, (v) the qualification of the Notes under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in the PORTAL Market, (vii) the fees of any agency that rates the securities, (viii) all fees and expenses in connection with approval of the Notes by DTC for “book-entry” transfer, (ix) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Initial Purchasers, (x) all costs and expenses relating to investor presentations, including any “road show” presentations undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with road show presentations and lodging expenses of the officers of the Company and any such consultants, and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. In addition to any fees that may be payable to the Initial Purchasers under this Agreement, the Company agrees to reimburse the Initial Purchasers and their affiliates, upon request made from time to time, for their reasonable out-of-pocket expenses incurred in connection with their activities under this

Agreement (including, without limitation, the Offering), including the reasonable fees and disbursements of the Initial Purchasers’ legal counsel (provided the Initial Purchasers shall engage not more than one counsel for the Offering) and all expenses (including travel (including chartered air transportation) and lodging) with respect to any road show presentations made in connection with the Offering. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 10 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Initial Purchasers, the Company shall reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including reasonable counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes. The Company shall not in any event be liable to the Initial Purchasers for the loss of anticipated profits from the transactions covered by this Agreement.

7. Conditions of the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers to purchase and pay for any series of Notes shall be subject to the accuracy of the representations and warranties of the Company in Section 2 hereof, in each case as of the Execution Date and as of the Closing Date, as if made on and as of the Closing Date, to the accuracy of the statements of the Company’s officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and the consummation of the sale and purchase of each of the other series of Notes and to the following additional conditions:

(a) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Hunton & Williams LLP, counsel for the Company, to the effect set forth in Exhibit C hereto.

(b) The Initial Purchasers shall have received opinions, dated the Closing Date, from each of the Company’s local antitrust counsels in Argentina, Brazil, Germany, Russia, Spain, Turkey and Zimbabwe, with respect to each subsidiary of the Company existing in each such country, reasonably satisfactory to the Initial Purchasers.

(c) The Initial Purchasers shall have received an opinion, dated the Closing Date, from each of the Company’s and Standard’s local line bank counsels in Brazil, reasonably satisfactory to the Initial Purchasers.

(d) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Counsel for the Initial Purchasers, with respect to the issuance and sale of the Notes and such other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such Counsel such documents as it may reasonably request for the purpose of enabling it to pass upon such matters. In rendering such opinion, such Counsel may rely as to certain matters of Virginia and North Carolina law upon the opinion of Hunton & Williams LLP referred to in paragraph (a) above.

(e) The Initial Purchasers shall have received from both Ernst & Young LLP and Deloitte & Touche LLP letters dated, respectively, the Execution Date and the Closing Date, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountants’ comfort letters to underwriters and other placement agents with respect to the financial information included in and incorporated by reference into the Final Memorandum.

(f) The Initial Purchasers shall have received a certificate, dated the Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that:

(i) the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Closing Date; the Final Memorandum, as amended or supplemented as of the Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(ii) subsequent to the date as of which information is given in the Final Memorandum, none of the Company, Standard or the respective subsidiaries of either has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, except in each case as described in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

(g) Subsequent to the Execution Date, there shall not have been any decrease in the rating of any of the Company’s debt securities (including the Notes) by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h) The Company shall have been advised by the National Association of Securities Dealers, Inc. that the Notes have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD relating to trading in the PORTAL Market.

(i) The Notes shall be eligible for clearance and settlement through the Depositary.

(j) Concurrently with the closing of the Offering, the New Credit Facility, with terms substantially the same as those described in the Final Memorandum, shall have been executed and delivered by the parties thereto. There shall exist as of the Closing Date, no condition that would constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under the New Credit Facility, and the conditions to the initial borrowings thereunder shall have been satisfied by the Company or waived by the administrative agent thereunder such that the Company shall be eligible to draw down thereunder an amount sufficient, together with the proceeds of the Offering, to consummate the transactions as described under the heading “Use of Proceeds” in the Final Memorandum.

(k) Concurrently with the closing of the Offering, the Merger shall have been consummated in accordance with the Merger Agreement.

(l) Concurrently with the closing of the Offering, each of the Tender Offers shall have expired, and not been terminated or withdrawn by the Company or Standard, as the case may be, in accordance with each of its terms.

(m) On or before the Execution Date, the Initial Purchasers and Counsel for the Initial Purchasers shall have received from the financial institutions listed in Schedule II hereto executed consents and/or waivers to the Merger Agreement, and the transactions contemplated thereunder, with respect to the outstanding indebtedness owed by the Company or Standard, as the case may be, reasonably satisfactory to the Initial Purchasers.

(n) On or before the Execution Date, the Initial Purchasers shall have received certificates of each of the Chief Financial Officer of the Company, the Treasurer of the Company and the treasurers (or other persons with responsibility for maintaining credit relationships and authorizing borrowings) of all subsidiaries having local credit facilities with more than $10 million outstanding as of March 31, 2005, substantially in the form of Exhibit D hereto.

(o) On or before the Closing Date, the Initial Purchasers and Counsel for the Initial Purchasers shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and Counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such opinions, certificates, letters and documents in such quantities as the Initial Purchasers and Counsel for the Initial Purchasers shall reasonably request.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Initial Purchasers and their affiliates and their respective directors, officers, employees, agents and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each Initial Purchaser and each such person being a “Indemnified Party”) against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i) any untrue statement or alleged untrue statement of any material fact contained in the Final Memorandum or any amendment or supplement thereto or any information provided by the Company, Standard or any subsidiary or parent thereof, directly or through any Initial Purchaser, to any holder of the Notes or to any prospective purchaser of the Notes, or to any of their representatives, pursuant to Section 5(i) or any amendment or supplement thereto; or

(ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

and will reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, whether or not such Indemnified Parties are a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company or Standard; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Final Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers specifically for use therein.

(b) The Initial Purchasers will, severally and not jointly, indemnify and hold harmless the Company, its directors, its respective officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, any such director or officer of the Company or any such controlling person of the Company may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Final Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Final Memorandum or any amendment or supplement thereto, necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers specifically for use therein, and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any such director or officer or such controlling person in connection with investigating, defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or any action in respect thereof.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on advice of outside counsel, that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties, provided further that such indemnifying party shall not be liable under this Section 8(c) to any indemnified party for the legal fees of more than one counsel for all indemnified parties in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction, which counsel shall be designated in writing by Wachovia Capital Markets, LLC. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the next preceding sentence or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder, unless such settlement, compromise or consent includes an unconditional release of such indemnified party and such controlling persons from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Notes purchased by such Initial Purchaser hereunder. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers, the parties’ intents, relative knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

(e) In the event that any Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company, Standard or any of their affiliates in which such Indemnified Party is not named as a defendant, the Company agrees to reimburse such Indemnified Party for all reasonable expenses incurred in connection with such Indemnified Party’s appearing and preparing to appear as a witness, including, without limitation, the fees and disbursements of its legal counsel, and to compensate the Initial Purchasers in an amount to be mutually agreed upon.

(f) The obligations of the Company under this Section 8 shall be in addition to any obligations or liabilities that the Company may otherwise have and the obligations of the respective Initial Purchasers under this Section 8 shall be in addition to any obligations or liabilities which the Initial Purchasers may otherwise have.

9. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers, and the Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchasers or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

10. Termination. (a) This Agreement may be terminated with respect to the Notes in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

(i) the Company, Standard or any of their respective subsidiaries shall have, in the sole judgment of the Initial Purchasers, sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, except in each case as described in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto);

(ii) trading in the Company’s or Standard’s common stock shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange shall have been suspended or minimum or maximum prices shall have been established on such exchange;

(iii) a banking moratorium shall have been declared by New York or United States authorities; or

(iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the sole judgment of the Initial Purchasers, makes it impractical or inadvisable to proceed with the offer, sale and delivery of the Notes as contemplated by the Final Memorandum, as amended as of the date hereof.

(b) Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party except as provided in Section 6 and 8 hereof.

11. Defaulting Initial Purchasers. If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers shall be obligated to purchase the Notes of the relevant series that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date (the “Remaining Notes”) in the respective proportions that the principal amount of the Notes of such series set opposite the name of each non-defaulting Initial Purchaser in Schedule I hereto bears to the total number of the Notes of such series set opposite the names of all the non-defaulting Initial Purchasers in Schedule I hereto; provided, however, that the non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes of such series on the Closing Date if the total amount of Notes of such series which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 10% of the total amount of Notes of such series to be purchased on the Closing Date, and no non-defaulting Initial Purchaser shall be obligated to purchase more than 110% of the amount of Notes of such series that it agreed to purchase on the Closing Date pursuant to this Agreement. If the foregoing maximums are exceeded, the non-defaulting Initial Purchasers, or those other purchasers satisfactory to the Initial Purchasers who so agree, shall have the right but not the obligation, to purchase, in such proportion as may be agreed upon among them, all the Remaining Notes. If the non-defaulting Initial Purchasers or other Initial Purchasers satisfactory to the Initial Purchasers do not elect to purchase the Remaining Notes, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth herein.

Nothing contained in this Agreement shall relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default. In the event of such default, the Company or the Representative may postpone the Closing Date for up to five full business days in order to effect any changes in the Transaction Documents or in any other document or arrangement that, in the opinion of counsel for the Company or counsel for the Initial Purchasers, may be necessary.

12. Information Supplied by Initial Purchasers. The statements set forth in the 2nd, 3rd and 4th sentences of the 4th paragraph and the 2nd, 3rd and 4th sentences of the 7th paragraph under the heading “Plan of Distribution” in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 8 hereof. The Initial Purchasers confirm that such statements (to such extent) are correct.

13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Wachovia Capital Markets, LLC, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288-0604 Attention: High Yield Capital Markets, with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Christopher C. Paci, Esq., and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at DIMON Incorporated, 512 Bridge Street, Danville, Virginia 24543 Attention: Chief Financial Officer with a copy to Hunton & Williams LLP, 951 East Byrd Street, Richmond, VA 23219 Attention: James S. Seevers, Jr., Esq.

14. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Initial Purchasers and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company and any person or persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers shall be deemed a successor because of such purchase.

15. GOVERNING LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16. Consent to Jurisdiction, Service of Process and Waiver of Trial by Jury. (a) All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, which jurisdiction is non-exclusive.

(b) Each Party agrees that any service of process or other legal summons in connection with any proceeding may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided for in Section 13 hereof. Nothing in this section shall affect the right of the parties to serve process in any other manner permitted by law.

(c) EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company and the Initial Purchasers.

Very truly yours,

DIMON Incorporated

By:	/s/ Brian J. Harker
Name:	Brian J. Harker
Title:	Chairman and Chief Executive Officer

By:	/s/ James A. Cooley
Name:	James A. Cooley
Title:	Senior Vice President - Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WACHOVIA CAPITAL MARKETS, LLC.

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DEUTSCHE BANK SECURITIES INC.

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ING BANK N.V., LONDON BRANCH

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